                                                                       EXHIBIT 1

               [FORM OF UNDERWRITING AGREEMENT]

                     WILLBROS GROUP, INC.

                       6,000,000 Shares
                         Common Stock
                       ($.05 par value)

                    UNDERWRITING AGREEMENT



                                                         , 1996



DILLON, READ & CO. INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Managing Underwriters
c/o Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York  10022


Dear Sirs:

          The persons named in Schedule B annexed hereto (the "Selling Stockholders") propose to sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 6,000,000 shares (the "Firm Shares") of Common Stock, $.05 par value (the "Common Stock"), of Willbros Group, Inc. (the "Company"), in the respective amounts set forth under the caption "Firm Shares" in Schedule B annexed hereto. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 900,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The Shares are described in the Prospectus which is referred to below.

          The Company has filed, in accordance with the provisions of the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a "Preliminary

Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act, is herein called the "Registration Statement", and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus".

            The Company, the Selling Stockholders and the
Underwriters agree as follows:

            1.    (a)  Sale and Purchase.  Upon the basis of the
                       -----------------
warranties and representations and the other terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from each Selling Stockholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto bears to the total number of Firm Shares to be sold by
the Selling Stockholders, at a purchase price of $[    ] per
Share. You shall release the Firm Shares for public sale promptly after this Agreement becomes effective. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

            In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and the other terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders for the Firm Shares. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time
                    --------  -------
of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day1 after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

            [Pursuant to powers of attorney, which shall be satisfactory to counsel for the Underwriters, granted by each Selling Stockholder, Kevin F. Clancy will act as representatives of Heerema Holding Construction, Inc. and
[          ] will act as representatives of [          ].  The
foregoing representatives (the "Representatives of the Selling Stockholders") are authorized, on behalf of each Selling Stockholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by each Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to each Selling Stockholder in proportion to the number of Shares sold by each Selling Stockholder, to receive notices on behalf of each Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.]

- -------------------------
1 As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

            (b)   Independent Underwriter.  The Company hereby
                  -----------------------
confirms its engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as, and Merrill Lynch hereby confirms its agreement with the Company to render services as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") with respect to the offering and sale of the Shares. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU."

            2.    Payment and Delivery.  Payment of the purchase
                  --------------------
price for the Firm Shares shall be made to each of the Selling Stockholders by Federal (same day) funds, against delivery of the certificates for the Firm Shares to you at the offices of Dillon, Read & Co. Inc. ("Dillon Read") in New York City, for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on
        , 1996 (unless another time shall be agreed to by you and the Representatives of the Selling Stockholders or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase". Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Selling Stockholders agree to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

            Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

            3.    Representations and Warranties of the Company.
                  ---------------------------------------------
The Company represents and warrants to each of the Underwriters that:

            (a) the Registration Statement has been declared effective by the Commission and the Registration Statement and the Prospectus fully comply in all material respects with the provisions of the Act, and the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or
      --------  -------
      representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus;

            (b) the Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock including Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of Panama, with full power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue and sell the Additional Shares as herein contemplated;

            (c) the Company and each of its subsidiaries (the "Subsidiaries") are duly qualified or licensed by and are in good standing in each jurisdiction in which they conduct their respective businesses and in which the failure to be so licensed or qualified, individually or in the aggregate, could have a material adverse effect on the operations, business or condition of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"); and the Company and each of its Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions and in which the failure to be so in compliance could have a Material Adverse Effect;

            (d) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound and which could have a Material Adverse Effect, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provisions of the charter or by-laws of the Company or any of the Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

            (e) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by securities laws and except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

            (f) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

            (g) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares as contemplated hereby other than registration of the Shares under the Act and the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act")and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

            (h)  no person has the right, contractual or
      otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company upon the issue and sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, rights of first refusal or other rights to purchase any of the Shares, other than such rights as have been waived prior to the sale of Shares pursuant to this Agreement;

            (i)  KPMG Peat Marwick, whose reports on the
      consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act and the applicable published rules and regulations thereunder;

            (j) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any national, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the absence of any such license, authorization, consent, approval or filing could not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a violation of or a default under), any such license, authorization, consent or approval or any national, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could have a Material Adverse Effect;

            (k) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

            (l)  except as described in the Registration
      Statement, there are no actions, suits or proceedings pending or threatened against the Company or any of the Subsidiaries or any of their respective properties, at law or in equity, or before or by any national, state or local governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect;

            (m) the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and changes in cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

            (n) neither the Company nor the Subsidiaries, nor any director, officer, agent, employee, or other person acting, with actual or apparent authority, on behalf of the Company or the Subsidiaries has, at any relevant time, directly or indirectly: (i) knowingly, unlawfully and corruptly made contributions, gifts, expenditures for entertainment, or other unlawful expenditures relating to political activity for the purpose of obtaining or retaining business; (ii) knowingly, unlawfully and corruptly made payments to government officials or employees or to political parties or campaigns for the purpose of obtaining or retaining business; (iii) violated any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA");
      (iv) violated any applicable provision of U.S. "fraud and abuse legislation" or U.S. "anti-kickback law"; or
      (v) made any other material payment in the nature of a bribe, rebate, kickback, payoff or influence payment which was unlawful under applicable law at the relevant time;

            (o) the Company's internal accounting controls and procedures are sufficient to provide reasonable assurance that the Company's transactions are executed and recorded in accordance with the requirements of the FCPA;

            (p) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been
      (i) any material adverse change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries which is material to the Company and the Subsidiaries taken as a whole;

            (q) the Company has obtained the agreement of each of the stockholders of the Company not to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock or warrants or other rights to purchase Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Dillon Read;

            (r) the Company is not an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the U.S. Trading with the Enemy Act, as amended; and the Company is not in violation of, and the Company's use of the proceeds from the sale of the Additional Shares as contemplated hereby will not violate, the U.S. Trading with the Enemy Act, as amended, or any executive orders, proclamations or regulations issued pursuant thereto, including, without limitation, regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (31 C.F.R., Subtitle B, Chapter V as amended);

            (s) neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of
      Section 517.075 of the Florida Statutes; and

            (t) the Company is not treated as a "controlled foreign corporation" for U.S. federal income tax purposes under Section 957 of the U.S. Internal Revenue Code of
      1986, as amended (the "Code").

            4.   Representations and Warranties of the Selling
                 ---------------------------------------------
Stockholders.    Each Selling Stockholder, severally and not
- ------------
jointly, represents and warrants to each Underwriter that:

            (a) such Selling Stockholder now is, and at the time of delivery of such Shares will be, the lawful owner of the number of Shares to be sold by such Selling
      Stockholder pursuant to this Agreement and has, and at the time of delivery thereof will have, valid and marketable title to such Shares, and upon delivery of and payment for such Shares, purchased in good faith and without notice of any adverse claims, the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

            (b) such Selling Stockholder has, and at the time of delivery of such Shares will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of various jurisdictions in which the Shares are being offered by the Underwriters), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

            (c) this Agreement has been duly executed and delivered by such Selling Stockholder and is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by securities laws and except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

            (d)  when the Registration Statement becomes
      effective and at all times subsequent thereto through the later of the time of purchase, the additional time of purchase or the termination of the offering of the Shares, the Registration Statement and Prospectus, and any supplements or amendments thereto as they relate to such Selling

      Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            [(e) such Selling Stockholder has duly and irrevocably authorized one of the Representatives of the Selling Stockholders, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by such Selling Stockholder and receive payment therefor pursuant hereto]; and

            (f) the sale of such Selling Stockholder's Shares pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Prospectus.

            5.    Certain Covenants of the Company.  The Company
                  --------------------------------
hereby agrees:

            (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (b) to make available to you in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration

      Statement) as the Underwriters may request for the purposes contemplated by the Act;

            (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and
      (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

            (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing;

            (e) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and (iii) such other information as you may reasonably request regarding the Company or its Subsidiaries;

            (f) to advise the Underwriters promptly of the hap-pening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

            (g) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement as soon as is reasonably practicable after the termination of such twelve-month period, but not later
      than          , 1997;

            (h) to furnish to you three (3) signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

            (i) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days, in each case, prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(f) of this Agreement;

            (j) to use the net proceeds to the Company from the sale of the Additional Shares, if the Underwriters exercise their over-allotment option, in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

            (k) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

            (l) not to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock or warrants or other rights to purchase shares of Common Stock or permit the registration under the Act of any shares of Common Stock for a period of 180 days after the date hereof, without the prior written consent of Dillon Read, except for: (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement; and (ii) grants of options or issuances of Common Stock upon the exercise of outstanding options pursuant to any of the Company's stock option plans existing as of the date hereof; and

            (m)  to use its best efforts to cause the Common
      Stock to be listed on the New York Stock Exchange.

            6.   Certain Covenants of the Company and the Selling
                 ------------------------------------------------
Stockholders.    The Company and each of the Selling
- ------------
Stockholders, severally and not jointly, agree with each Underwriter as follows:

            (a) The Company agrees that, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company will pay all expenses, fees and taxes (other than (x) any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 7 hereof or clauses (iii) or (iv) of this Section 6(a) and (y) fees payable by the Selling Stockholders pursuant to clause (b) hereof) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary
      Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company and the Selling Stockholders, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information, the Custody Agreement and the Powers of Attorney and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),
      (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the word processing and/or printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on the New York Stock Exchange and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the NASD, and (vii) the performance of the Company's and the Selling Stockholders' other obligations hereunder.

            (b) The Selling Stockholders, in such proportions (aggregating 100%) as the number of Firm Shares to be sold by each Selling Stockholder bears to the total number of Firm Shares or as they otherwise may determine among themselves, will pay all underwriting discounts and commissions, and each Selling Stockholder will pay all transfer taxes and all fees and disbursements of any counsel or accountant retained by such Selling Stockholder, in connection with the sale of the Firm Shares.

            (c) The Company and the Selling Stockholders will not issue, sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or warrants or other rights to purchase Common Stock or, in the case of the Company, permit the registration under the Act of any shares of Common Stock, for a period of 180 days after the date of the Prospectus, without the prior written consent of Dillon Read, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement and, with respect to the Company, the grant of options or issuance of shares of common stock upon the exercise of outstanding options pursuant to any of the Company's stock plans existing as of the date hereof or the issuance of shares of common stock upon the exercise of such options.

            7.   Reimbursement of Underwriters' Expenses.  If the
                 ---------------------------------------
Shares are not delivered for any reason other than the termination of this Agreement pursuant to the second paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

            8.    Conditions of Underwriters' Obligations.  The
                  ---------------------------------------
several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following conditions:

            (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Conner & Winters, A
      Professional Corporation, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters, stating that:

                  (i) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration
            Statement and Prospectus;

                 (ii)  the Registration Statement and the
            Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                (iii)  the Registration Statement has become
            effective under the Act, the Form 8-A is effective under the Exchange Act, and to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

                 (iv)  no approval, authorization, consent or
            order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares as contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

                  (v) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of the charter or by-laws of the Company or, to such counsel's knowledge, any of the Subsidiaries or under any provision of any material license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any law, regulation or rule or any decree, judgment or order known to such counsel that is applicable to the Company or any of the Subsidiaries;

                 (vi) to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, bank loan or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

                (vii) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

               (viii) to such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of the Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

                 (ix)  the Shares comply with the listing
            requirements of the New York Stock Exchange and have been approved for listing with the New York Stock Exchange subject, with respect to the Additional Shares, only to notice of issuance at or prior to the additional time of purchase;

                  (x) the Company is not an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended, nor is the Company a holding company or a subsidiary of a holding company under the U.S. Public Utility Holding Company Act of 1935; and

                 (xi)  each issuance of securities referred to in
            Item 15 of the Registration Statement (i) was effected in reliance upon a valid exemption from the registration requirements of the Act and (ii) was effected in compliance with the securities or blue sky laws of each jurisdiction in which such securities were offered and sold.

            Such counsel shall be entitled to rely on certificates of public officials, the Selling Stockholders and officers of the Company with respect to certain factual matters upon which its opinion may be based.

            Such counsel may state that the expression "to such counsel's knowledge" means that after considering the actual knowledge of those attorneys in such counsel's firm who have given substantive attention to the Selling Stockholder's affairs, such counsel finds no reason to believe that the opinions expressed therein are factually incorrect.

            In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (i) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company) nothing has come to the attention of such counsel that leads them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements and schedules and other financial and statistical data found in or derivable from the financial or internal records of the Company and the Subsidiaries included in the Registration Statement or Prospectus).

            In rendering such opinions, such counsel may rely, as to matters governed by the laws of jurisdictions other than the United States, upon the opinions of foreign counsel to the Company and the Subsidiaries, which counsel shall be reasonably acceptable to the Underwriters.

            (b) The Selling Stockholders shall furnish to you at the time of purchase an opinion or opinions of their respective counsel, addressed to the Underwriters, and dated the time of purchase, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters, stating that:

                  (i) this Agreement has been duly executed and delivered by or on behalf of each of the Selling
            Stockholders;

                 (ii) each Selling Stockholder has full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement;

                (iii) assuming the Underwriters are purchasers in good faith without notice of any adverse claim, upon payment for and delivery of such Shares in accordance with this Agreement, the Underwriters will acquire all of the rights of such Selling Stockholder in such Shares and will also acquire their interest in such Shares free of any adverse claim (within the meaning of Section 8-302 of the Uniform Commercial Code);

                [(iv)  one of the Representatives of the Selling
            Stockholders has been duly authorized by each Selling Stockholder to execute and deliver on behalf of such Selling Stockholder this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder; and]

                  (v) to such counsel's knowledge, the statements in the Prospectus under the caption "Principal and Selling Stockholders" insofar as such statements constitute a summary of the matters referred to therein with respect to the Selling Stockholders, present fairly the information called for with respect to such matters.

            Such counsel may state that the expression "to such counsel's knowledge" means that after considering the actual knowledge of those attorneys in such counsel's firm who have given substantive attention to the Selling Stockholder's affairs, such counsel finds no reason to believe that the opinions expressed therein are factually incorrect.

            (c) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Arias, Fabrega & Fabrega, Panamanian counsel to the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters, stating that:

                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of Panama, with full corporate power and authority to own its properties and conduct its businesses as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Additional Shares as herein contemplated; and to such counsel's knowledge, no proceeding has been instituted by any relevant regulatory authority in the Republic of Panama for the dissolution or termination of the corporate existence of the Company;

                 (ii) each of the Panama Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of Panama, with full corporate power and authority to own its respective properties and conduct its respective businesses; and, to such counsel's knowledge, no proceeding has been instituted by any relevant regulatory authority in the Republic of Panama for the dissolution or termination of the corporate existence of any such Subsidiary;

                (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                 (iv) the Additional Shares, if and when issued and delivered to and paid for by the Underwriters, will be duly and validly authorized and issued and will be fully paid and non-assessable;

                  (v)  the Company has an authorized
            capitalization as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid, nonassessable and free from statutory and contractual preemptive rights; the Additional Shares when issued, will be free of statutory and contractual preemptive rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                 (vi)  to such counsel's knowledge, (A) the
            businesses of the Company and the Panama Subsidiaries has been conducted in all material respects in compliance with all applicable laws, rules and regulations of the Republic of Panama; and (B) the Company is not in violation of or conflict with any term or provision of its charter or by-laws or other governing documents and neither the Company nor any of the Panama Subsidiaries is in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation of the Republic of Panama where the consequences of such violation could have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole;

                (vii) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Additional Shares) will not violate the charter or by-laws or other governing document of the Company or any applicable law, rule or administrative regulation of or in the Republic of Panama, or any decree known to such counsel of any court or governmental agency or governmental authority of or in the Republic of Panama having jurisdiction over the Company or the Subsidiaries or any of their properties, except for such violations as would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole;

               (viii) no approval, authorization, consent or order of or filing, registration or qualification with any governmental agency or authority of or within the Republic of Panama is required in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Additional Shares);

                 (ix) the statements made in the Registration Statement and the Prospectus, to the extent they constitute summaries of the terms of the Company's charter and by-laws (including the terms of the Company's capital stock) or matters of Panamanian law (including without limitation the statements contained in the Registration Statement and the Prospectus under the captions "Certain Income Tax Considerations" and "Enforceability of Civil Liabilities Under the Federal Securities Laws"), are fair summaries of such documents and laws and are accurate in all material respects;

                  (x) the certificates for the Shares to be sold by the Company and the Selling Stockholders are in due and proper form under Panamanian law;

                 (xi)  no stamp or other issuance or transfer
            taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of Panama or to any political subdivision or taxing authority thereof or therein in connection with the purchase by the Underwriters of the Shares or the resale thereof as contemplated by the Prospectus; and all dividends and other distributions paid on or in respect of the Shares to all persons whether residents or non-residents of the Republic of Panama will not be subject to Panamanian income, withholding or other taxes;

                (xii) under the laws of the Republic of Panama, the submission by the Company to the jurisdiction of any federal or state court sitting in the County of New York, State of New York, U.S.A., the appointment by the Company of CT Corporation System as its agent to receive service of process in the United States and the designation of the law of the State of New York, U.S.A., to apply to this Agreement are binding upon the Company and, if properly brought to the attention of the court in accordance with the laws of the Republic of Panama, would be enforceable in any judicial proceeding in the Republic of Panama;

               (xiii)  the indemnification and contribution
            provisions set forth in Section 11 of this Agreement do not contravene Panamanian law or public policy;

                (xiv) the courts of the Republic of Panama will observe and give effect to the choice of New York law as the governing law of this Agreement;

                 (xv) the courts of the Republic of Panama should recognize and enforce a final judgment of a U.S. federal or state court of competent jurisdiction sitting in the County of New York in respect of any amount payable by the Company under this Agreement or arising out of or based upon the offering of Shares contemplated by this Agreement, provided that such judgment conforms with the requirements of the laws of the Republic of Panama for the enforcement of foreign judgments, which require that (A) such judgment be in respect of an action in personam, (B)
                                                -- --------
            notice of the action shall have been served personally on the defendant or its agent within the jurisdiction of the court, (C) the obligation in respect of which the judgment is given be lawful in the Republic of Panama, (D) the copy of the judgment to be enforced in the Republic of Panama shall have been authenticated by a consular officer of the Republic of Panama, (E) the judgment being enforced not be contrary to the public policy of the Republic of Panama, and (F) the court, the enforcement of the judgment of which is being sought, grant reciprocity to the enforcement of judgments of courts of the Republic of Panama;

                (xvi) assuming that the signatures of the parties are authenticated by a notary public and the notary's signature is acknowledged with the apostille of the Hague Convention, and assuming that stamp taxes of U.S.$1.00 for each U.S.$1,000 of the purchase price are paid prior to filing this Agreement in evidence before a Panama court, and assuming that the same is translated into the Spanish language by a certified translator, this Agreement is in proper legal form for enforcement against the Company in the Republic of Panama and any Underwriter would be entitled to sue as plaintiff in the courts of the Republic of Panama for the enforcement of its respective rights against the Company pursuant to or arising under this Agreement, and such access will not be subject to any conditions which are not applicable to Panamanian persons; and

               (xvii) neither the Company nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process in the Republic of Panama by reason of sovereign immunity or otherwise.

            Such counsel shall be entitled to rely on certificates of public officials, the Selling Stockholders and officers of the Company with respect to certain factual matters upon which its opinion may be based.

            Such counsel may state that the expression "to such counsel's knowledge" means that after considering the actual knowledge of those attorneys in such counsel's firm who have given substantive attention to the Selling Stockholder's affairs, such counsel finds no reason to believe that the opinions expressed therein are factually incorrect.

            (d) the Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., special United States tax counsel to the Company, addressed to the Company, which states that such opinion may be relied upon by the Underwriters, and each dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters, stating that, based on the limitations and qualifications set forth therein, the Company will not be treated as a controlled foreign corporation for federal income tax purposes under Section 957 of the Code.

            (e) the Company shall furnish to you at the time of purchase opinions of other counsel, addressed to the Underwriters, and dated the time of purchase, with reproduced copies for each of the other Underwriters and in form satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters, stating that:

                  (i) each of the Designated Subsidiaries listed on Schedule D hereto (the "Designated Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as presently owned and conducted;

                 (ii)  the consummation by the Company of an
            initial public offering of its common stock and the execution, delivery and performance of an underwriting agreement in connection therewith do not and will not conflict with, or result in any breach of the charter, by-laws or, to the knowledge of such counsel, any material agreements of the Designated Subsidiary or violate any law, regulation or rule, or, to such counsel's knowledge, any decree, judgment or order applicable to such Designated Subsidiary, except for such violations as could not, individually or in the aggregate, have a Material Adverse Effect;

                (iii) to the knowledge of such counsel, such Designated Subsidiary is not in violation of any license, authorization, consent or approval or any national, state or local law, regulation or rule or any decree, judgment or order applicable to such Designated Subsidiary, the effect of which could have a Material Adverse Effect;

            (f) You shall have received from KPMG Peat Marwick letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters
      (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Managing Underwriters.

            (g) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraph (iii) of
      Section 8(a) above.

            In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the

      Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or any supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements and schedules and other financial and statistical data found in or derivable from the financial or internal records of the Company and the Subsidiaries included in the Registration Statement or Prospectus).

            In rendering such opinions, such counsel need not express any opinion with regard to the application of laws of any jurisdiction other than the federal law of the United States and the laws of the State of New York.

            (h)  No amendment or supplement to the Registration
      Statement or Prospectus shall be filed prior to the time the Registration Statement becomes effective to which you object in writing.

            (i)  The Registration Statement shall become
      effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company, the Representatives of the Selling Stockholders and you in writing or by telephone, confirmed in writing; provided,
                                                     --------
      however, that the Company, the Representatives of the
      -------
      Selling Stockholders and you and any group of Underwrit-ers, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may, from time to time, agree on a later date.

            (j) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (k) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and the Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which could reasonably be expected to have a Material Adverse Effect has been entered into by the Company or any of its Subsidiaries.

            (l) The Company shall, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers, reasonably satisfactory to you, to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of such date and to the effect that the conditions set forth in Sections 8(h) and (i) above have been met.

            (m) You shall have received signed letters, dated the date of this Agreement, from each of the stockholders listed on Schedule C and each of the directors and officers of the Company to the effect that such persons shall not sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or securities convertible into or exchangeable for shares of Common Stock or warrants or other rights to purchase Common Stock except as permitted hereunder for a period of 180 days after the date of the Prospectus without the prior written consent of Dillon Read.

            (n) The Company and the Selling Stockholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

            (o) The Company and the Selling Stockholders shall have performed such of their respective obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase and at or before the additional time of purchase, as the case may be.

            (p) The Shares shall have been approved for listing on the New York Stock Exchange, subject, with respect to the Additional Shares, only to notice of issuance at or prior to the additional time of purchase.

            (q) The Selling Stockholders shall, at the time of purchase, deliver to you a certificate of the Representatives of the Selling Stockholders, reasonably satisfactory to you, to the effect that the representations and the warranties of the Selling
      Stockholders as set forth in this Agreement have been met and they are true and correct as of such date.

            (r) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, and the Prospectus and all other legal matters relating to this Agreement, the Shares and the transactions contemplated hereby shall be satisfactory in all reasonable respects to you.

            9.   Effective Date of Agreement; Termination.  This
                 ----------------------------------------
Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule

430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

            The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

            If you or any group of Underwriters elects to terminate this agreement as provided in this Section 9, the Company, the Representatives of the Selling Stockholders and each other Underwriter shall be notified promptly by letter or telegram.

            If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(a), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholders under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

            10.   Increase in Underwriters' Commitments.  If any
                  -------------------------------------
Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate amount of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

            Without relieving any defaulting Underwriter from its obligations hereunder, the Selling Stockholders agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company and the Selling
Stockholders or selected by the Company and the Selling Stockholders with your approval).

            If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

            The term Underwriter as used in this agreement shall refer to and include any Underwriter substituted under this
Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

            11.   Indemnity by the Company, the Selling
                  -------------------------------------
Stockholders and the Underwriters.  (a)  The Company and the
- ---------------------------------
Selling Stockholders jointly and severally agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such controlling person may incur under the Act, the Exchange Act or otherwise insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or Prospectus or necessary to make such information not misleading; provided, however,
                                         --------  -------
that the indemnity agreement contained in this Section 11(a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, expense, liability or claim purchased the Shares which are the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person; provided, further, that no Selling Stockholder
             --------  -------
shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Stockholder and, in any event, no Selling Stockholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds to be received by such Selling Stockholder (before deducting expenses) from the sale of Shares hereunder.

            The Company and the Selling Stockholders, jointly and severally, also agree to indemnify and hold harmless the QIU and such person, if any, who controls the QIU within the
meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the QIU's participation as a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the NASD Conduct
Rules; provided, however, that the indemnity agreement
       --------  -------
contained in this Section 11(a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of the QIU (or to the benefit of any person controlling the QIU) from whom the person asserting any such loss, expense, liability or claim purchased the Shares which are the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if the QIU failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person; provided, further, that no Selling Stockholder
             --------  -------
shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Stockholder and, in any event, no Selling Stockholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds to be received by such Selling Stockholder (before deducting expenses) from the sale of Shares hereunder.

            If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to the foregoing paragraphs, such Underwriter shall promptly notify the Company and the Representatives of the Selling Stockholders in writing of the institution of such action and the Company or such Selling Stockholder, as the case may be, shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder in connection with the defense of such action or the Company or such Selling Stockholder shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company or such Selling Stockholder (in which case the Company or such

Selling Stockholder shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or such Selling Stockholder, as the case may be, and paid as incurred (it being understood, however, that the Company or such Selling Stockholder shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action); provided, that, if indemnity is sought pursuant to the second paragraph of this Section 11(a), then, in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any necessary local counsel) for the QIU in its capacity as a "qualified independent underwriter" and all persons, if any, who control the QIU within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 if, in the reasonable judgment of the QIU there may exist a conflict of interest between the QIU and the other indemnified parties. In the case of any such separate counsel for the QIU and such control persons of the QIU, such counsel shall be designated in writing by the QIU. Anything in this paragraph (a) to the contrary notwithstanding, neither the Company nor any of the Selling Stockholders shall be liable for any settlement of any such claim or action effected without its written consent (unless the Company and the Selling Shareholders shall be in breach of their obligation to pay fees and expenses pursuant to this Agreement).

            (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder and any person who controls the Company or any Selling Stockholder within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Stockholder or any such person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information not misleading.

            If any action is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, such Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such action and such Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, such Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, such Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such action or such Underwriter shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph (b) to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter.

            (c)  If the indemnification provided for in this
Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the

Underwriters on the other hand from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the of Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The Company and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as QIU in connection with the offering and sale of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

            (d) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue statements or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

            (e) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, any Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each Selling Stockholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

            (f) The Company acknowledges for all purposes under this Agreement (including, without limitation, this Section 11) that the statements set forth in (i) the first sentence of the last paragraph of text on the cover page of the Prospectus concerning the terms of the offering by the Underwriters, (ii) the last paragraph on page 2 of the Prospectus concerning stabilization and overallotment by the Underwriters, (iii) the fourth paragraph of text under the caption "Underwriting" in the Prospectus concerning the terms of the offering by the Underwriters, and (iv) the last paragraph of text under the caption "Underwriting" in the Prospectus concerning confirmation of sales to accounts over which the Underwriters exercise discretionary authority, constitute the only written information furnished to the Company by or on behalf of the Underwriters through you or your counsel expressly for use in the Registration Statement, any Preliminary Prospectus, or the Prospectus (or any amendment or supplement to any of them) and that no Underwriter shall be deemed to have provided any information (and therefore are not responsible for any statements or

                              -38

omissions) pertaining to the any agreement or arrangement with respect to any party other than such Underwriter.

            12.   Notices.  Except as otherwise herein provided,
                  -------
all statements, requests, notices and agreements shall be in writing or by telegram and, (a) if to the Underwriters, shall be sufficient in all respects if delivered or sent to Dillon, Read & Co. Inc., 535 Madison Avenue, New York, N.Y. 10022, U.S.A., Attention: Syndicate Department; (b) if to the
Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Willbros Group, Inc., Edificio Torre Banco Germanico, Calle 50 y 55
Este, Apartado 850048, Panama 5, Republic of Panama, with a copy to Willbros USA, Inc., 2431 East 61st Street, Suite 700, Tulsa, Oklahoma 74136, U.S.A., Attention: President; and
(c) if to any of the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the Representatives of the Selling Stockholders at [
                     ].

            13.   Agent for Service.  (a) The Company hereby
                  -----------------
irrevocably (i) designates and appoints Corporation Trust System at 1633 Broadway, New York, New York 10019, U.S.A., as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws; (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) irrevocably agrees that service of process upon Corporation Trust System and written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Corporation Trust System in full force and effect; provided, however, that the Company may,
                       --------  -------
by written notice to the Managing Underwriters, designate such additional or alternative agent for service of process that
(i) maintains an office located in the Borough of Manhattan, City of New York in the State of New York, U.S.A., and (ii) is either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the Borough of Manhattan, City of New York, State of New York, U.S.A.

            (b) Each of Heerema Holding Construction, Inc. ("Heerema") and Concord Partners Japan Limited ("Concord Japan") hereby irrevocably (i) designates and appoints [Corporation Trust System at 1633 Broadway, New York, New York 10019, U.S.A.], as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York, U.S.A., or brought under federal or state securities laws; (ii) submits to the jurisdiction of any such court in any such suit or proceeding; and (iii) irrevocably agrees that service of process upon [Corporation Trust System] and written notice of said service to such Selling Stockholder, shall be deemed in every respect effective service of process upon such Selling Stockholder in any such suit or proceeding. Each of Heerema and Concord Japan agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of [Corporation Trust System] in full force and effect; provided,
                                                     --------
however, that such Selling Stockholders may, by written notice
- -------
to the Managing Underwriters, designate such additional or alternative agent for service of process that (i) maintains an office located in the Borough of Manhattan, City of New York in the State of New York, U.S.A., and (ii) is either (x) counsel for such Selling Stockholder or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the Borough of Manhattan, City of New York, State of New York, U.S.A.

            14.   Construction.  This Agreement shall be governed
                  ------------
by, and construed in accordance with, the laws of the State of New York, U.S.A. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

            15.   Parties at Interest.  The agreement herein set
                  -------------------
forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and the controlling persons, directors and officers referred to in
Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

            16.   Counterparts.  This Agreement may be signed by
                  ------------
the parties in counterparts which together shall constitute one and the same agreement among the parties.

            17.   No Offers in Panama.  The Shares have not been
                  -------------------
and will not be registered with the National Securities
Commission of the Republic of Panama in accordance with the applicable provisions of Cabinet Decree No. 247 of 1970.
Accordingly, the Underwriters will not offer, sell or deliver any of the Shares in the Republic of Panama.

            If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

                                    Very truly yours,

                                    WILLBROS GROUP, INC.


                                    By:__________________________________
                                       Name:
                                       Title:


                                    HEEREMA HOLDING CONSTRUCTION, INC.


                                    By:__________________________________
                                       Name:
                                       Title:


                                    YORKTOWN ENERGY PARTNERS, L.P.

                                       By:  DR ASSOCIATES III, L.P.,
                                            General Partner

                                       By:  DILLON, READ & CO. INC.


                                    By:__________________________________
                                       Name:
                                       Title:

                                    CONCORD PARTNERS II, L.P.

                                          By:  VENTURE ASSOCIATES II,
                                               L.P., General Partner

                                          By:  DILLON, READ INC.,
                                               General Partner


                                    By:__________________________________
                                       Name:
                                       Title:

                                    CONCORD PARTNERS JAPAN LIMITED

                                          By:  DILLON, READ & CO. INC.,
                                               Investment Manager


                                    By:__________________________________
                                       Name:
                                       Title:


Accepted and agreed to as of
the date first above written,
on behalf of themselves and
the other several Underwriters
named in Schedule A

DILLON, READ & CO. INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED

By:  DILLON, READ & CO. INC.


By:   _________________________
      Name:
      Title:

STATE OF                :
                        :
COUNTY OF               :

            BEFORE ME, a Notary Public in and for
County,            , on this day personally appeared
             , known to me to be the person and officer whose name is subscribed to the foregoing Underwriting Agreement and acknowledged to me that the same was the act of Willbros Group, Inc., a Panamanian corporation, and that such person executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

            GIVEN UNDER MY HAND and the seal of my office at
             in            County,          , this the
day of July 1996.


                                          ______________________________
                                          Notary Public in and for
                                          The State of

My commission expires: ________


STATE OF                :
                        :
COUNTY OF               :

            BEFORE ME, a Notary Public in and for
County,            , on this day personally appeared
             , known to me to be the person and officer whose name is subscribed to the foregoing Underwriting Agreement and acknowledged to me that the same was the act of Heerema Holding Construction, Inc., a Panamanian corporation, and that such person executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

            GIVEN UNDER MY HAND and the seal of my office at
           in            County,          , this the        day
of July 1996.



                                          __________________________
                                          Notary Public in and for
                                          The State of

My commission expires: ________

STATE OF                :
                        :
COUNTY OF               :

            BEFORE ME, a Notary Public in and for
County,            , on this day personally appeared
             , known to me to be the person and officer whose name is subscribed to the foregoing Underwriting Agreement and acknowledged to me that the same was the act of Dillon, Read & Co. Inc., a Connecticut corporation, as General Partner of DR Associates III, L.P., a Delaware limited partnership, which is the General Partner of Yorktown Energy Partners, L.P., a Delaware limited partnership, and that such person executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

            GIVEN UNDER MY HAND and the seal of my office at
          in            County,          , this the        day
of July 1996.


                                          ____________________________
                                          Notary Public in and for
                                          The State of
My commission expires: ________


STATE OF                :
                        :
COUNTY OF               :

            BEFORE ME, a Notary Public in and for
County,            , on this day personally appeared
             , known to me to be the person and officer whose name is subscribed to the foregoing Underwriting Agreement and acknowledged to me that the same was the act of Dillon, Read Inc., a Delaware corporation, as General Partner of Venture Associates II, L.P., a Delaware limited partnership, which is the General Partner of Concord Partners II, L.P., a Delaware limited partnership, and that such person executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

            GIVEN UNDER MY HAND and the seal of my office at
          in            County,          , this the        day
of July 1996.

                                          ____________________________
                                          Notary Public in and for
                                          The State of
My commission expires: ________

STATE OF                :
                        :
COUNTY OF               :

            BEFORE ME, a Notary Public in and for
County,            , on this day personally appeared
             , known to me to be the person and officer whose name is subscribed to the foregoing Underwriting Agreement and acknowledged to me that the same was the act of Dillon, Read & Co. Inc., a Connecticut corporation, as investment manager of Concord Partners Japan Limited, a Bahamian company limited by guarantee, and that such person executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

            GIVEN UNDER MY HAND and the seal of my office at
          in            County,          , this the        day
of July 1996.

                                          _____________________________
                                          Notary Public in and for
                                          The State of

My commission expires: ________


STATE OF                :
                        :
COUNTY OF               :

            BEFORE ME, a Notary Public in and for
County,            , on this day personally appeared
             , known to me to be the person and officer whose name is subscribed to the foregoing Underwriting Agreement and acknowledged to me that the same was the act of Dillon, Read & Co. Inc., a Connecticut corporation, and that such person executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

            GIVEN UNDER MY HAND and the seal of my office at
            in            County,          , this the
day of July 1996.


                                          _____________________________
                                          Notary Public in and for
                                          The State of

My commission expires: ________

                                SCHEDULE A


                                                             Number of
Underwriter                                                 Firm Shares
- -----------                                                 -----------

DILLON, READ & CO. INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED





                                                                ---------

                                                 Total. . . . . 6,000,000
                                                                ---------

                                SCHEDULE B


                                                           Number of
Selling Stockholders                                       Firm Shares
- --------------------                                       -----------

Heerema Holding Construction, Inc.                             4,964,520
Yorktown Energy Partners, L.P.                                   845,310
Concord Partners II, L.P.                                        165,700
Concord Partners Japan Limited                                    24,470
                                                               ---------

                                                 Total. . . . . 6,000,000
                                                                ---------

                                SCHEDULE C

                                SCHEDULE D

Constructora CAMSA, C.A.
The Oman Construction Company, LLC
Willbros Engineering & Construction Limited
Willbros (Nigeria) Limited
Willbros (Overseas) Limited